April 4, 2025
To:    Joern Tinnemeyer
WAGE CONTINUATION AGREEMENT
AND WAIVER AND RELEASE OF CLAIMS
This Wage Continuation Agreement and Waiver and Release of Claims (“Agreement”) will describe your rights and obligations in connection with the termination of your employment with EnerSys Delaware Inc. and/or any unit, division, parent, subsidiary, or affiliate entity (including but not limited to Hawker Powersource, Inc., EnerSys Advanced Systems Inc., Quallion LLC, Purcell Systems, Inc., EnerSys Energy Products Inc., Alpha Technologies Services, Inc., and Bren-Tronics Defense LLC) (the “Company”). Intending to be legally bound, you agree to the following:
1. Separation Date. You understand and acknowledge that the effective date of the separation from your employment with the Company is March 26, 2025 (the “Separation Date”). Effective the Separation Date, you will no longer be required to report to work or to perform any services on behalf of the Company, but you will continue to receive compensation and remain eligible for employment benefits for a certain period of time as set forth in more detail below. You agree to cooperate fully with requests from the Company in connection with matters with which you were involved prior to the Separation Date.
2. Severance Payments. If you timely sign and return this Agreement, you will continue to receive your current base salary for thirty-four (34) weeks after the Separation Date (the “Severance Period”). These payments will be made as part of the Company’s normal payroll and will be subject to deductions for taxes and other required withholdings. If you start other full time employment prior to the end of the Severance Period, you will not be entitled to any severance payments after the date you begin with your new employer. You acknowledge your obligation to diligently pursue other full time employment and to notify the Company immediately when you have accepted other full time employment. As additional consideration for the release set forth in Section 6 below, the Company will waive the employment requirement that is otherwise applicable under the Management Incentive Plan for fiscal year ending March 31, 2025 (“MIP”) such that you will remain eligible to receive an incentive payment under the MIP for such fiscal year notwithstanding your termination of employment. Further, you acknowledge and agree that any incentive payment due under the MIP is fully subject to all of the terms and conditions of the MIP and shall at all times remain entirely discretionary in nature in accordance with the MIP. Therefore, you acknowledge, agree, and accept that it is possible that no MIP Payment for fiscal year ending March 31, 2025 will be made to you under this Agreement.  The MIP payment for the fiscal year ending March 31, 2025, if any, will be made at or about the same time as other employees’ discretionary incentive payments under the MIP are made, all in accordance with EnerSys’s customary practices and the MIP.
3. Medical, Dental, and Vision Plans. All Health & Welfare benefits end on the Separation Date. A COBRA Notice outlining enrollment instructions and COBRA costs for continuation of your group health benefits will be mailed to your home address as soon as administratively possible after the Separation Date. You will also be able to download your COBRA Notice by logging into www.benefitsolver.com once your termination event is processed in Benefit Solver. You will have 60 days to elect COBRA coverage from receipt of such Notice. If elected, COBRA benefits will be effective immediately after your active coverage ends. EnerSys will subsidize the premium for such coverages in the same amount EnerSys currently pays towards this premium, as though you were still employed, for such coverage for a period of thirty-four (34) weeks following your last day of coverage or until you qualify for any other comparable company-sponsored plans through a subsequent employer, whichever occurs sooner. You agree to keep EnerSys informed as to your eligibility for benefits from a subsequent employer. Notwithstanding the foregoing, in the event that the COBRA-reimbursement benefits under this paragraph would violate or otherwise fail to comply with any new law, rule or regulation, or as a result of any change in law, rule or regulation, the cost to EnerSys of providing you such benefits (including for this purpose, any excise tax imposed on EnerSys as a result of providing such benefits to you) should exceed twice the cost to EnerSys of providing an active employee of EnerSys with comparable benefits, EnerSys shall not be obligated to continue to provide you such benefits.
4. Employee Pension/401(k) Plans. You will cease active participation in the Company’s employee pension/401(k) plans on your Separation Date. For information regarding your rights under the Company’s employee pension/401(k) plans following your termination of employment, please call Empower Retirement Services at 1-800-338-4015 or visit them online at www.empower-retirement.com.
5. Coverage Under All Other Benefit Plans. The Company will terminate your current coverage under all other benefit plans effective on the Separation Date. You may be eligible to continue or convert coverages under certain plans as provided by the terms of the applicable plans or law. If you have any questions about your rights with respect to other benefits, please call Zachary Hoffman at (1) 610-208-1991 Ext. 1861.
6. Release. In consideration of the compensation and other benefits outlined above, which you acknowledge you would not otherwise be entitled to receive absent this Agreement, you and your heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliated corporations and subsidiaries and its and their officers, directors, stockholders, agents, employees, insurers, and benefit plans (the “Released Parties”) from any and all claims, complaints, demands, actions, causes of action, lawsuits, debts, costs, covenants, agreements, promises, damages, obligations, liabilities and expenses (including attorneys’ fees and costs) (collectively, “Claims”) of every kind which you ever had or now have against any of the Released Parties which are based on any act, event or omission occurring on or before the date you execute this Agreement and arising out of your employment with or termination of employment with the Company, including, but not limited to, all Claims under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans With Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act of 1993, as amended (“FMLA”); the Fair Labor Standards Act of 1938 (“FLSA”); the Genetic Information Non-Discrimination Act of 2008 (“GINA”); the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Worker Adjustment and Retraining Notification Act (“WARN”); the National Labor Relations Act, as amended (“NLRA”); the Uniform Services Employment and Reemployment Rights Act, as amended (“USERRA”); the Immigration Reform and Control Act, as amended (“IRCA”); the Equal Pay Act of 1963, as amended; the Pennsylvania Human Relations Act, as amended; the Pennsylvania Wage Payment and Collection Law, as amended; all claims arising under any federal, state or local statute or ordinance, and all common law claims, including, but not limited to, actions in tort and breach of contract. You understand and acknowledge that this Release releases and waives all Claims against all the Released Parties to the extent permitted by law except (i) any claim for breach of the provisions of this Agreement, (ii) rights to vested benefits under the terms of any Company pension benefit plan, (iii) any claim for unemployment compensation benefits, and (iv) any claim for workers’ compensation benefits. You certify that you are not presently aware of any illness or injury arising out of your employment with the Company, and that as it relates to you, the Company has complied in all respects with its obligations under the Family and Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, and the Pennsylvania Minimum Wage Law.
7. Complaints. You acknowledge that you have not filed any complaint pleading any claims barred or released by this Agreement against any Released Party with any local, federal or state court and agree not to do so in the future, except as specifically permitted by law. You affirm that you have not filed any claim, charge or complaint with the U.S. Securities and Exchange Commission (“SEC”); the National Labor Relations Board (“NLRB”); the United States Equal Employment Opportunity Commission (“EEOC”) or any state or local agency authorized to investigate charges or complaints of unlawful employment discrimination (together, “Agency”). You understand that nothing in this Agreement prevents you from filing a charge or complaint of unlawful employment discrimination with any Agency or assisting in or cooperating with an investigation of a charge or complaint of unlawful employment discrimination by an Agency, provided however that, you acknowledge that you may not recover any monetary benefits in connection with any such claim, charge, complaint or proceeding and disclaim entitlement to any such relief. Furthermore, if any Agency or court has now assumed or later assumes jurisdiction of any claim, charge or complaint on your behalf against any one or all of the Released Parties, you will disclaim entitlement to any relief. Nor will you accept any relief with respect to such claims obtained on your behalf by any person or entity. If you file suit pleading any claims found to be barred or released by this Agreement, you shall to the extent permitted by law pay the Company’s or any of the other applicable Released Parties’ attorneys’ fees and costs in defending against such released claims.
8. Return of the Company’s Property. You agree that upon the Separation Date you will deliver to the Company all property belonging to the Company, including cell phones, computers, thumb drives, CDs, DVDs, computer disks, credit cards, and keys, and all manuals, letters, notes, notebooks, price lists, customer lists, reports and copies thereof and all other materials of a confidential, privileged or proprietary nature relating to the Company’s business which are in your possession or under your control, regardless of whether such records are in hard copy or electronically stored. You also agree not to retain any copies, duplications, reproductions or excerpts of the foregoing materials. If you at any time transfer or store any confidential, privileged or proprietary information on any personal electronic device or any personal non-removable magnetic media (for example, on a computer’s hard disk drive), or transfer, save or maintain any confidential, privileged or proprietary information on any cloud or file sharing service or system (including but not limited to Dropbox Free, Dropbox Pro, Dropbox for Business, and the like), you agree that upon the Separation Date to provide the Company with a complete, true and accurate electronic copy of all such data and then at the Company’s direction, fully delete, appropriately remove and purge electronic copies of the same from your personal computer equipment, removable and non-removable magnetic media, other personal electronic devices, and any cloud or other file sharing service in a manner that is reasonably performed to effectively prevent the disclosure of any confidential, privileged or proprietary information belonging to the Company to any third party. You further agree to leave intact all electronic documents maintained on any of the Company’s systems. Notwithstanding the above, you may retain your Company-issued cell phone and corresponding cell phone number. You agree to cooperate with the Company to transfer the cell phone number into your name and to ensure all confidential Company information is deleted from the cell phone.

9. Further, within fourteen (14) days of the Effective Date, the Company will transfer you title to the Company-issued vehicle (a 2021 Mercedes GLE53C4) currently in your possession (the “Vehicle”) for no additional consideration. You agree to fully and promptly cooperate with the Company with respect to such transfer. You will be responsible for all taxes, tag, title fees, and other charges applicable to such transfer of the Vehicle, and you will also be responsible for all future costs to insure the Vehicle.
10. Protective Covenants.
11. 9.1. Definitions.
        9.1.1. “Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets proprietary or customized software and databases; manufacturing processes and methods, product formulas, research and development; new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. You specifically understand and agree that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by you in the course of or as a result of your employment with the Company. Confidential Information does not include information that is or may become known to you or to the public from sources outside the Company and through means other than a breach of this Agreement or disclosed by you after written approval from the Company.
        9.1.2. “Competitive Product or Service” means the design, manufacture, importing, development, distribution, marketing, or sale of:

            (a) motive power batteries, chargers, products, and accessories (including, without limitation, batteries, chargers and accessories for industrial forklift trucks, other materials handling equipment, and other commercial electric powered vehicles, as well as any software or technology related thereto), and each and every component thereof;
            (b) reserve power batteries, chargers, products, and accessories (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems and those used in utility industries, uninterruptible power supplies and other applications requiring stored energy solutions including medical, aerospace and defense systems, and outdoor equipment enclosure solutions, as well as any software or technology related thereto), and each and every component thereof;
            (c) stationary and DC power systems, battery management systems, power control systems, stored energy solutions, energy pipelines, maintenance services, applications for computer and computer-controlled systems, specialty power applications, software monitoring and control systems, DC Fast Charge, and any products, accessories, software, technology, consulting services and/or turnkey services relating thereto (including the design, engineering, installation or service thereof), including each and every component thereof; and/or
            (d) any other product, service, software, or technology development of any kind or type that the Company or any of its affiliates (i) now makes, designs, manufactures, imports, develops, distributes, markets, researches or sells, or (ii) makes, designs, manufactures, imports, develops, distributes, markets, researches or sells at any time during your employment with the Company, such as, for example, lithium-ion, nickel-zinc cells or batteries, enclosures or lithium products, including but not limited to those used in space, defense, medical, transportation, industrial, or other stored energy solution applications, and/or hydrogen fuel cells.
        9.1.3. “Competitor” means you or any other person or organization engaged in (or about to become engaged in) research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.

        9.1.4. “Customer” means any person(s) or entity(ies) that, within twenty-four (24) months prior to the Last Day (defined below), you, directly or Indirectly (e.g., through employees whom you supervised): (a) provided products or services in connection with the Company’s business; and/or (b) provided written proposals concerning receiving products or services from the Company.
        9.1.5. “Indirectly” means (including as defined in Section 9.1.4 above) that you shall not assist others in performing business activities that you are prohibited from engaging in directly under this Agreement.
        9.1.6. “Last Day” means your Separation Date.
        9.1.7. “Restricted Geographic Area” means the territory (i.e.: (i) country(ies), (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, you: (a) provided services on behalf of the Company (or in which you supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold services on behalf of the Company (or in which you supervised, directly or Indirectly, the solicitation or servicing activities related to such Customers).
        9.1.8. “Restricted Period” means the period of your employment with the Company and a period twelve (12) months after the Last Day. You recognize that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position you hold at the Company.
        9.1.9. “Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.
(a)     9.2. Restrictive Covenants.  To protect the Company’s legitimate business interests, including with respect to your access to and use of the Company’s Confidential Information and Trade Secrets, including key information about and goodwill in its referral sources, customers and employees, you agree that:
        9.2.1. Non-Competition.  During the Restricted Period and within the Restricted Geographic Area, you shall not, directly or Indirectly, perform the same or similar responsibilities you performed for the Company during the twenty-four (24) months prior to the Last Day in connection with a Competitive Product or Service. Notwithstanding the foregoing, you may accept employment with a Competitor whose business is diversified, provided that: (a) you shall not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives written assurances from the Competitor and you that are satisfactory to the Company that you shall not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent you from investing your funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and your holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person.
        9.2.2. Non-Solicitation and Non-Inducement of Customers.  During the Restricted Period and in connection with a Competitive Product or Service, you shall not directly or indirectly: (a) solicit or attempt to solicit any Customer; or (b) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.
        9.2.3. Non-Solicitation and Non-Inducement of Employees.  During the Restricted Period, you shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom you worked, had business contact, or about whom you gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (e) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference.
        9.2.4. Non-Interference of Vendors and Suppliers.  During the Restricted Period, you shall not directly or Indirectly interfere with the Company’s relationships with its vendors or suppliers in any way that would impair the Company’s relationship with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company.
        9.2.5. Covenants are Reasonable.  You acknowledge and agree that the covenants in this Agreement are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and employees; the area, duration and scope of the covenants in this Agreement are reasonable and necessary to protect the Company; they do not unduly oppress or restrict your ability to earn a livelihood in your chosen profession; they are not an undue restraint on your trade or any of the public interests that may be involved; good and valuable consideration exists for your agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring you to abide by the covenants set forth in this Agreement.
(b)     9.3. Confidential Information and Trade Secrets.
        9.3.1. Access and Use.  You expressly acknowledge and agree that, by virtue of your employment with the Company and exercise of your duties for the Company, you will have had access to and will have used certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, you agree that you shall not, and shall not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the

Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for the Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.
        9.3.2. Duration of Confidential Information and Trade Secrets.  This obligation of non-disclosure and non-use shall last so long as the information remains confidential. You, however, understand that, if you primarily live and work in any state requiring a temporal limit on non-disclosure clauses, Confidential Information shall be protected for no less than two (2) years following the Last Day. You also understand that Trade Secrets are protected by statute and are not subject to any time limits. You also agree to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if you have any questions about whether such information is protected information.
        9.3.3. Immunity under the Defend Trade Secrets Act of 2016.  You shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.

        9.3.4. Additional Legal Exceptions to Non-Disclosure Obligations.  Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, especially with respect to a Federal or State administrative agency, equivalent State agency, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. With respect to an order of a court of competent jurisdiction, you will promptly provide written notice to the General Counsel of the Company of any such order. If the Company chooses to seek a protective order or other remedy, you will cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, you will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use your best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, you from: (a) exercising my rights under Section 7 of the National Labor Relations Act (including with respect to engaging in concerted activities for the purpose of collective bargaining or other mutual aid or protection, discussing terms and conditions of employment, or otherwise engaging in protected conduct; or (b) otherwise disclosing or discussing truthful information about unlawful employment practices (including unlawful discrimination, harassment, retaliation, or sexual assault.
(c)     9.4. Certain Remedies. You acknowledge and agree that a breach of any provision of this Agreement by you will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone shall not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by you, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. You further agree that should you breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to you to enter into this Agreement, the disgorgement of any profits, commissions, or fees realized by you, any subsequent employers, any business owned or operated by you, or any of your agents, heirs, or assigns. You shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of your breach of any provisions of this Agreement.
12. Non-Disparagement or Comments to Others. You agree that you will not knowingly, recklessly, or maliciously make any untrue statements with reckless disregard of their truth or falsity concerning the Company or its business affairs to any third party, including, without limitation, any social or public media outlet, industry group, financial institution, current or former employee, or customer of the Company.
13. Notice of Rights Under the ADEA. You acknowledge that:

(a) Consideration. You have been given at least twenty-one (21) days to consider the Release and other terms contained in this Agreement. You may sign this Agreement before the expiration of the twenty-one (21) day consideration period; however, you may not sign this Agreement prior to your Separation Date.
(b) Consultation With an Attorney. You have been advised by the Company to consult with an attorney of your choosing and at your own expense prior to signing this Agreement.
(c) Revocation Period. For a period of seven (7) days after signing this Agreement, you may revoke the release of Claims under the ADEA contained in this Agreement by delivering written notice of such revocation to Shannon Thomas within such seven (7) day period. If you revoke your release of ADEA Claims, this entire Agreement will be void and you will not be entitled to receive any of the payments or benefits provided by this Agreement.
(d) Knowing and Voluntary Waiver and Release of Claims. You have waived and released your Claims knowingly and voluntarily in exchange for the payments and other benefits contained in this Agreement and you acknowledge that you would not otherwise have been entitled to those benefits.
14. Entire Agreement and Amendment. This Agreement contains the entire understanding and agreement between you and the Company with respect to the termination of your employment, severance benefits, and waiver and release of claims. Notwithstanding the foregoing, you will continue to be bound by all prior agreements you entered into with the Company relating to confidentiality, trade secrets, non-competition, and restrictive covenants (“Prior Restrictive Agreements”) if applicable. To the extent such Prior Restrictive Agreements conflict with the terms of this Agreement, this Agreement shall be controlling. This Agreement may not be modified in any manner, except by an instrument in writing and signed by a duly authorized representative of both parties. This Agreement is for the benefit of and is binding upon you and your heirs, administrators, representatives, executors, successors, beneficiaries and assigns, and is also for the benefit of the Released Parties and their successors and assigns.
15. Waiver. YOU AND THE COMPANY HEREBY WAIVE TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, RIGHTS TO A JURY TRIAL OF ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING BASED ON OR ARISING OUT OF THIS AGREEMENT AND/OR ARISING OUT OF YOUR EMPLOYMENT WITH THE COMPANY. YOU KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE JURY TRIAL RIGHTS.
16. Choice of Law. The parties agree that the laws of the State of Delaware shall govern the validity, enforceability, and interpretation of this Agreement, and that any action brought to enforce the terms of this Agreement must be brought in the state or federal courts located within the Eastern District of Pennsylvania.
17. Severability. Should any provision of this Agreement by held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding on the parties with any such modification to become a part of and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement instead of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems necessary to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding on and enforceable against each of them. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it.
18. 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption under Section 409A and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.
19. Effective Date. This Agreement shall not become effective until the eighth (8th) day after you sign, without revoking this Agreement (the “Effective Date”). Your signature on this Agreement must be witnessed. No payments due to you under this Agreement shall be made or begin before the Effective Date.
INTENDING TO BE LEGALLY BOUND, I agree to and sign this Agreement on this ___ day of ______, 2025.

Name:                Witness Signature:
    Joern Tinnemeyer            Witness Print Name:___________________